Exhibit 99.1

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED
DECEMBER 31, 2024 AND 2023

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
TABLE OF CONTENTS

YEARS ENDED DECEMBER 31, 2024 AND 2023
CONSOLIDATED FINANCIAL STATEMENTS
CONSOLIDATED BALANCE SHEETS    3
CONSOLIDATED STATEMENTS OF OPERATIONS    4
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY    5
CONSOLIDATED STATEMENTS OF CASH FLOWS    6
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS    8

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of
AccessOne Parent Holdings, Inc. and Subsidiaries

Opinion

We have audited the consolidated financial statements of AccessOne Parent Holdings, Inc. and Subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

(1)

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ CBIZ CPAs P.C.

CBIZ CPAs P.C.

Melville, NY
January 28, 2026
(2)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31,
	2024	2023
Assets
Current:
Cash	$11,949	$4,195
Cardholder receivables, net	77,675	66,021
Accounts receivable	1,202	1,380
Accrued interest and fees receivable, net of allowance for credit losses of $114 and $122 as of December 31, 2024 and 2023, respectively	1,052	1,404
Deferred purchase price receivable	16,642	13,923
Prepaid expenses and other current assets	1,079	1,381
Total current assets	109,599	88,304
Long-term cardholder receivables, net	92,445	73,434
Long-term deferred purchase price receivable	5,012	3,696
Right-of-use assets, net	1,587	2,036
Property and equipment, net	443	670
Intangible assets, net	683	1,367
Goodwill	71,964	71,964
Deferred tax assets	288	—
Other assets	1,809	1,474
Total Assets	$283,830	$242,945
Liabilities and Stockholders’ Equity
Current:
Due to health care providers	$84,328	$69,528
Accounts payable	436	820
Accrued expenses	3,545	2,602
Current portion of term loan, net	400	400
Current portion of lease liabilities	533	572
Total current liabilities	89,242	73,922
Long-term portion of due to health care providers	99,560	78,711
Long-term portion of lease liabilities	1,598	2,132
Long-term portion of term loan, net	33,996	33,950
Long-term deferred tax liability	—	168
Total Liabilities	224,396	188,883
Commitments and contingencies (Note 15)
Stockholders’ Equity:
Common stock, $0.0001 par value, 156,000 shares authorized, 30,934 and 30,905 shares issued and outstanding at December 31, 2024 and 2023, respectively	—	—
Convertible series A preferred stock, $0.0001 par value, 43,000 shares authorized, 39,547 shares issued and outstanding as of both December 31, 2024 and 2023	—	—
Convertible series B preferred stock, $0.0001 par value, 60,000 shares authorized, 51,323 shares issued and outstanding as of both December 31, 2024 and 2023	—	—
Convertible series C preferred stock, $0.0001 par value, 6,000 shares authorized, 5,641 shares issued and outstanding as of both December 31, 2024 and 2023	—	—
Additional paid-in capital	67,720	67,257
Accumulated deficit	(8,286)	(13,195)
Total Stockholders’ Equity	59,434	54,062
Total Liabilities and Stockholders’ Equity	$283,830	$242,945

See accompanying Notes to Consolidated Financial Statements.
(3)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

	For the years ended December 31,
	2024	2023

Revenues	$49,217	$47,799
Expenses:
Cost of revenue (excluding depreciation and amortization)	21,820	22,805
Sales and marketing	1,697	4,112
Research and development	6,192	7,928
General and administrative	8,108	6,980
Depreciation	312	337
Amortization	684	683
Total operating expenses	38,813	42,845
Operating income	10,404	4,954
Interest expense, net	(4,913)	(4,588)
Income before income tax expense	5,491	366
Income tax expense	(582)	(3,189)
Net income (loss)	$4,909	$(2,823)

See accompanying Notes to Consolidated Financial Statements.
(4)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2024 AND 2023
(In thousands, except share amounts)

			Convertible		Convertible		Convertible
			Series A		Series B		Series C		Additional
	Common Stock		Preferred Stock		Preferred Stock		Preferred Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance December 31, 2022	30,776	$—	39,547	$—	51,323	$—	5,641	$—	$67,081	$(10,372)	$56,709

Net loss	—	—	—	—	—	—	—	—	—	(2,823)	(2,823)

Stock incentive compensation	—	—	—	—	—	—	—	—	227	—	227

Repurchase of stock options	—	—	—	—	—	—	—	—	(60)	—	(60)

Exercised stock options	129	—	—	—	—	—	—	—	18	—	18

Additional paid-in capital	—	—	—	—	—	—	—	—	(9)	—	(9)

Balance December 31, 2023	30,905	$—	39,547	$—	51,323	$—	5,641	$—	$67,257	$(13,195)	$54,062

Net income	—	—	—	—	—	—	—	—	—	4,909	4,909

Stock incentive compensation	—	—	—	—	—	—	—	—	564	—	564

Repurchase of stock options	—	—	—	—	—	—	—	—	(99)	—	(99)

Exercised stock options	29	—	—	—	—	—	—	—	7	—	7

Additional paid-in capital	—	—	—	—	—	—	—	—	(9)	—	(9)

Balance December 31, 2024	30,934	$—	39,547	$—	51,323	$—	5,641	$—	$67,720	$(8,286)	$59,434

See accompanying Notes to Consolidated Financial Statements.
(5)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the years ended December 31,
	2024	2023

Net cash provided by (used in) operating activities
Net income (loss)	$4,909	$(2,823)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	996	1,020
Amortization of debt issuance costs	426	390
Non-cash operating lease expense	449	535
Stock incentive compensation	564	227
Accrued interest on stock purchase receivable	(9)	(9)
Deferred taxes	(521)	1,554
Other cash provided by (used for) securitization program	7,143	(1,605)
Changes in operating assets and liabilities
Accounts receivable	178	51
Accrued interest receivable	352	73
Prepaid expenses and other assets	302	(589)
Accounts payable and accrued expenses	640	547
Lease liabilities	(573)	(647)
Net cash provided by (used in) operating activities	14,856	(1,276)

Cash flows from investing activities
Collections of DPP receivable	17,310	4,657
Collections of unfunded cardholder receivables	97,054	107,640
Purchase of property and equipment	(53)	(52)
Net cash provided by investing activities	114,311	112,245

Cash flows from financing activities
Repurchase of stock options	(99)	(60)
Capitalization of debt issuance costs	(16)	(91)
Proceeds from issuance of common stock	7	18
Payments of due to health care providers for unfunded receivables	(120,724)	(111,257)
Payments on term loan	(363)	(464)
Net cash used in financing activities	(121,195)	(111,854)

Net increase (decrease) in cash and restricted cash	7,972	(885)

Cash and restricted cash - beginning of year	5,668	6,553
Cash and restricted cash - end of year	$13,640	$5,668

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$4,521	$4,182
Cash paid for income taxes	$1,200	$794

RECONCILIATION OF CASH AND RESTRICTED CASH SHOWN IN STATEMENTS OF CASH FLOWS
Cash per balance sheets	$11,949	$4,195
Restricted cash included in long-term other assets	1,691	1,473
Total cash and restricted cash shown in statements of cash flows	$13,640	$5,668

See accompanying Notes to Consolidated Financial Statements.
(6)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

NON-CASH INVESTING AND FINANCING ACTIVITIES
Noncash activity related to cardholder receivables and deferred purchase price	$139,239	$155,890

See accompanying Notes to Consolidated Financial Statements.
(7)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023
(In thousands, except share and per-share data)

NOTE 1ORGANIZATION AND NATURE OF OPERATIONS
AccessOne Parent Holdings, Inc. (AccessOne Parent Holdings), a Delaware Corporation formed in November 2021 headquartered in Fort Mill, South Carolina, is the parent company of its wholly owned subsidiary, AccessOne Holdings, Inc (Holdings). Holdings is a holding company of its wholly owned operating entities, AccessOne MedCard, Inc. (AccessOne MedCard) and CueSquared, Inc. (CueSquared). AccessOne Funding, LLC (AccessOne Funding) is a wholly owned subsidiary of AccessOne MedCard (collectively the Company).

AccessOne MedCard is a leading technology-enabled financial services corporation that helps patients manage their out-of-pocket health care costs while offering health care providers a comprehensive, compliant, and patient-friendly solution for improving access to care and collection of self-pay patient receivables on a recourse basis. CueSquared offers a cloud-based direct mobile payment platform and analytics dashboard for health care providers.

The Company principally derives its revenues from finance charges on cardholder receivables, servicing fees earned for administering self‑pay patient accounts on behalf of health care providers, and fees generated through the Company’s direct mobile payment (DMP) platform. Additional revenues include late fees and other service charges assessed on patient accounts. These revenue streams are generated through the Company’s technology‑enabled payment solutions, which facilitate patient financing and enhance provider collections.

NOTE 2SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Consolidation
The accompanying consolidated financial statements include the accounts and activity of AccessOne Parent Holdings, its wholly owned subsidiary, AccessOne Holdings and its wholly owned subsidiaries, AccessOne MedCard and CueSquared, and AccessOne Funding, a wholly owned subsidiary of AccessOne MedCard. All significant intercompany transactions and balances are eliminated. AccessOne Funding is a special‑purpose entity (SPE) and variable interest entity (VIE) for which the Company is the primary beneficiary.

Basis of Presentation
The Company’s consolidated financial statements are prepared under the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term include the valuation of stock-based compensation, the valuation of reporting units for the purpose of testing goodwill for impairment, the valuation of long-lived assets and their recoverability, and the valuation of
(8)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023
(In thousands, except share and per-share data)

deferred tax assets and liabilities and other tax estimates including the ability to utilize net operating losses.

Concentration of Credit Risk
Substantially all cash is deposited in one financial institution. At times, amounts on deposit may be in excess of the Federal Deposit Insurance Corporation (FDIC) insurance limit.

For the years ended December 31, 2024 and 2023, the Company derived approximately 61% and 59%, respectively, of its revenue from three health care providers and the patients of those providers.

As of December 31, 2024 and 2023, approximately 83% and 80%, respectively, of the Company’s outstanding cardholder receivables were from patients of two health care providers.

The loss of one of these health care providers as a customer could have a significant impact on the Company’s financial position, results of operations, and cash flows.

Variable Interest Entities
Pursuant to GAAP, a VIE is an entity that either (i) has insufficient equity to permit the entity to finance its activities without additional subordinated financial support or (ii) has equity investors who lack the characteristics of a controlling financial interest. A VIE is consolidated by its primary beneficiary. The primary beneficiary has both the power to direct the activities that most significantly impact the entity’s economic performance and the obligation to absorb losses or the right to receive benefits from the entity that could potentially be significant to the VIE. If the Company determines that it has operating power and the obligation to absorb losses or receive benefits, it will consolidate the VIE as the primary beneficiary, and if not, it does not consolidate.

Revenue Recognition

The Company follows Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (Topic 606) to record revenue certain of its revenue streams. The guidance requires that an entity follow a five-step model to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. Topic 606 covers all revenue streams except those covered by other standards.

The Company follows ASC Topic 606 to record revenue for Direct Mobile Payment (DMP) fees. Customers who use the mobile patient payment platform are billed monthly based on variable usage of the platform or minimum contractual billings. DMP notification fee revenue is not significant and is included in other revenues in the table below.

The Company follows ASC Topic 860, Transfers and Servicing, to record revenue for cardholder servicing fees. The Company services cardholder receivables on behalf of health care providers and servicing fee income is recognized as the services are performed. The Company evaluates whether servicing fees represent adequate compensation and whether a servicing asset or servicing liability should be recorded. The Company has determined that servicing fees approximate adequate compensation; therefore, no servicing asset or liability is recognized.

The Company follows ASC Topic 310, Receivables, to record revenue for finance charges earned on cardholder receivables. Finance charges are recognized using a method that approximates the effective interest method over the contractual term of the receivable. Accrual of finance charges ceases
(9)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023
(In thousands, except share and per-share data)

when an account becomes 90 days past due, and previously accrued but unpaid interest is reversed. Accrual resumes when the receivable returns to current status.

The following table sets forth the significant components of the Company’s revenues for the years ended December 31, 2024 and 2023, respectively:

	For the years ended December 31
	2024	2023
Revenue:
Cardholder servicing fees	$26,894	$22,703
Finance charges	13,321	17,475
Other revenues	9,002	7,621
Total revenues	$49,217	$47,799

Cash and Restricted Cash
For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Substantially all cash is deposited in one financial institution.

For the years ended December 31, 2024 and 2023, the Company was required to maintain $5,000 of liquidity, which includes unrestricted cash and availability under its credit and securitization agreements. The Company was in compliance with these requirements as of December 31, 2024 and 2023.

Restricted Cash
As a part of the Cardholder Receivables Securitization Program disclosed within Note 5, the Company is required to maintain a cash reserve account equal to 1% of the outstanding credit card receivables in the securitization. The restricted cash balance is legally segregated and not available for general corporate purposes. Restricted cash was $1,691 and $1,473 as of December 31, 2024 and 2023, respectively, and is included in other assets on the consolidated balance sheets.

Cardholder Receivables, Net
The Company’s cardholder receivables consist of self-pay patient accounts purchased from health care provider partners. Cardholder receivables are reported at their unpaid principal balances adjusted for deferred fees on originated balances. Patient repayment terms require monthly payments based on revolving credit schedules. Cardholder receivables have an estimated average contractual maturity of 15 months. The Company is responsible for billing, collecting, and remitting the amount equal to the principal payment, less a service fee, to the health care provider.

Interest income is accrued on the unpaid principal balance. The accrual of interest is discontinued at the time the loan is 90 days past due. Past due status is based on contractual terms of the cardholder receivable. Client origination fees are deferred and recognized as an adjustment of the related yield on a straight-line basis that approximates the effective interest method. All interest accrued but not collected is reversed against interest income and amortization of related deferred fees or costs is suspended.

The Company has full recourse against the health care providers for unpaid principal. If, at any point in time, the patient fails to make three consecutive minimum monthly payments, the unpaid balance is
(10)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023
(In thousands, except share and per-share data)

repurchased by the health care provider. At December 31, 2024 and 2023, the Company determined an allowance for credit losses for these receivables was not required due to these full recourse provisions.

Accounts Receivable
Customers who use the mobile patient payment platform provided by CueSquared are billed monthly based on variable usage of the platform or minimum contractual billings resulting in accounts receivables. The receivables of the Company also include amounts related to fees and charges that have been billed to patient accounts.

The allowance for credit losses on receivables is a valuation account that is deducted from the amortized cost basis of accounts receivable to present the net amount expected to be collected. The allowance for credit losses is adjusted through the provision for credit losses. Losses are charged off against the allowance for credit losses when the Company determines the balance to be uncollectible. Cash received on previously charged off amounts is recorded as a recovery to the allowance for credit losses.

The measurement of expected credit losses encompasses information about historical events, current conditions, and reasonable and supportable forecasts. Historical credit loss experience provides the basis for the estimation of expected credit losses. Qualitative adjustments to historical loss information are made for differences in current specific risk characteristics such as delinquency, as well as for changes in environmental conditions.

The Company uses an aging method to estimate credit losses. The aging method pools receivables based on levels of delinquency and applies historical loss rates, adjusted for current conditions and reasonable and supportable forecasts, to each pool.

At December 31, 2024 and 2023, management determined an allowance for credit losses was not necessary.

Prepaid Expenses and Other Assets
Prepaid expenses and other assets include amounts paid to third parties in advance for insurance, postage, marketing events, and other services. These amounts are expensed as the underlying services are provided or when events are attended.

Leases
The Company determines if an arrangement is a lease at inception. Operating and finance leases are reported as right-of-use (ROU) assets, net and lease liabilities on the consolidated financial statements.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. Lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for operating lease payments is recognized on a straight-line basis over the lease term. The Company has elected to recognize payments for short-term leases with a lease term of 12 months or less as expense as incurred and these leases are not included as lease liabilities or right-of-use assets on the consolidated balance sheets.

(11)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023
(In thousands, except share and per-share data)

The Company has elected not to separate nonlease components from lease components and instead accounts for each separate lease component and the nonlease component as a single lease component.

ROU assets are subject to evaluation for impairment or disposal on a basis consistent with other long-lived assets.

The Company subleases certain of its leased assets. The head lease and any sublease are accounted for as separate contracts. Sublease income is recognized on a straight‑line basis over the sublease term and presented separately from lease expense in the consolidated statements of operations.

Property and Equipment, Net
Property and equipment are recorded at cost, net of accumulated depreciation and amortization. Major additions and improvements are capitalized, while replacements, maintenance, and repairs, which do not improve or extend the life of the respective assets, are expensed as incurred. Depreciation and amortization of property and equipment is computed using the straight-line method over the estimated useful lives of the assets as follows:

Computer equipment	3 Years
Software	3 Years
Furniture and fixtures	7 Years
Leasehold improvements	Lease Term

Leasehold improvements are depreciated over the lease term as it is shorter than the useful life.

Internal Use Software
Capitalized software costs, included by the Company as a component of property and equipment, may consist of costs to purchase software to be used within the Company and costs to develop software internally. Capitalization of purchased or internally developed software that is not licensed to customers occurs after the preliminary stage and during the actual application development stage. Capitalization ends when the project is complete and placed in service. Upgrades and enhancements that result in additional functionality are also capitalized. Management determined that no software costs met the criteria for capitalization during the years ended December 31, 2024 and 2023.

Intangible Assets, Net
Intangible assets acquired through a business combination or asset purchase agreement are recorded at fair value when acquired while intangible assets acquired through operations are recorded at cost when acquired. Intangible assets are stated at cost, less accumulated amortization. Intangible assets are reviewed for impairment consistent with long-lived assets.

The Company amortizes definite-lived intangible assets on a straight-line basis over their useful lives as follows:

Developed technology	3 Years
Tradename	3 Years
Customer relationships	3 Years

(12)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023
(In thousands, except share and per-share data)

Goodwill
Goodwill arises from business combinations and is determined as the excess of the fair value of the consideration transferred over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Goodwill and intangible assets acquired in a business combination and determined to have an indefinite useful life are not amortized, but tested for impairment annually, or more frequently if events and conditions exits that indicate that a goodwill impairment should be performed. The Company first assess qualitative factors to determine whether it is more likely than not (that is, a likelihood of more than 50%) that the fair value of a reporting unit is less than its carrying amount, including goodwill.

Significant judgment is applied when goodwill is quantitatively assessed for impairment. This judgment includes developing cash flow projections, selecting appropriate discount rates, identifying relevant market comparables, incorporating general economic and market conditions, and selecting an appropriate control premium.

During the years ended December 31, 2024 and 2023, the Company did not record any impairments of its goodwill.

Long-Lived Assets
Long-lived assets such as property and equipment and intangible assets are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. An impairment loss is recognized when estimated future undiscounted cash flows expected to result from the use of the assets and their eventual disposition is less than their carrying amount. During the years ended December 31, 2024 and 2023, the Company did not record any impairments of intangible assets.

Due to Health Care Providers
Due to health care providers represents a recourse liability for cardholder receivable accounts which have been purchased by the Company. The recourse liability is repaid as cardholder receivables are settled or repurchased by the heath care provider.

Debt Issuance Costs
The Company presents debt issuance costs as a direct deduction from the face amount of the related borrowings, amortizes debt issuance costs using the effective interest method over the life of the debt, and records the amortization as a component of interest expense.

Servicing
The Company services cardholder receivables for health care providers that are not included in the accompanying consolidated balance sheets. The unpaid principal balance of cardholder receivables serviced for others was approximately $113,179 and $107,978 as of December 31, 2024 and 2023, respectively. Management has not recorded an asset or liability for cardholder receivables serviced for others as compensation reflects market rate and a typical servicer’s cost to service. The serviced receivables are also short-term in nature. The Company recognizes servicing fee income assessed on the payment balances collected.

Transfers of Financial Assets
Transfers of an entire financial asset or a participating interest in an entire financial asset are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is
(13)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023
(In thousands, except share and per-share data)

deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Income Taxes
The Company utilizes an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The Company adheres to the income tax standard for uncertain tax positions. The Company and its subsidiaries file income tax returns in the U.S. federal jurisdiction and various state jurisdictions. The Company evaluated its tax positions and determined it has no uncertain tax positions as of December 31, 2024 and 2023.

Stock Compensation Plans
Stock compensation accounting guidance requires that the compensation cost relating to share-based payment transactions be recognized in the consolidated financial statements. The cost will be measured based on the grant date fair value of the equity or liability instruments issued. The stock compensation accounting guidance covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

The stock compensation accounting guidance requires that compensation cost for all stock awards be calculated and recognized over the employee’s service period, generally defined as the vesting period. For awards with graded-vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. Certain option awards include vesting conditions based on the achievement of specified operational or financial performance metrics. Compensation expense for awards with performance conditions is recognized only when achievement of the performance condition is considered probable. The Company evaluates the probability of achieving performance conditions at each reporting date. A Black-Scholes model is used to estimate fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock awards. The Company adjusts stock compensation expense for forfeitures of stock-based compensation awards in the periods the forfeitures occur.

Stock Purchase Receivable
The Company is the holder of an interest-bearing promissory note receivable from a stockholder in lieu of a cash payment for the purchase of common stock. Pursuant to ASC 505-10, Equity, management classifies stock purchase receivables as a component of equity (offset to the stock issued) when the Company receives a note in exchange for common stock unless there is substantial evidence supporting intent and ability to pay the note in a reasonably short period of time.

Advertising Costs
(14)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023
(In thousands, except share and per-share data)

Advertising costs are expensed as incurred and are reported in general and administrative expense on the consolidated statements of operations. Advertising costs were insignificant for the years ended December 31, 2024 and 2023.

Fair value of Financial Instruments

Certain assets and liabilities are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for the sale of an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are required to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.
Level 3—Unobservable inputs which are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The carrying value of the Company’s short-term financial instruments, including accounts receivable and accounts payable approximate fair value due to the short-term nature of these instruments. As of December 31, 2024, the carrying value of the Company's debt approximated fair value because the interest rates approximated market rates.

The Company did not have any transfers of assets and liabilities between levels of the fair value measurement hierarchy during both the years ended December 31, 2024 and 2023.

Subsequent Events
In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through January 28, 2026, the date the consolidated financial statements were issued. See Note 16.

NOTE 3CARDHOLDER RECEIVABLES, NET
The Company has a portfolio of cardholder receivables that consist of the following as of December 31, 2024 and 2023:
(15)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023
(In thousands, except share and per-share data)

Short-term cardholder receivables
	2024	2023

Short-term cardholder receivables	$83,469	$70,840
Deferred origination fees	(5,794)	(4,819)
Allowance for credit losses	—	—
Cardholder receivables, net	$77,675	$66,021

Long-term cardholder receivables
	2024	2023

Long-term cardholder receivables	$99,340	$78,794
Deferred origination fees	(6,895)	(5,360)
Allowance for credit losses	—	—
Cardholder receivables, net	$92,445	$73,434

Total cardholder receivables
	2024	2023

Cardholder receivables	$182,809	$149,634
Deferred origination fees	(12,689)	(10,179)
Allowance for credit losses	—	—
Cardholder receivables, net	$170,120	$139,455

The Company elected to exclude accrued interest receivable from the amortized cost basis of cardholder receivables.

As described in Note 2, all cardholder receivables are subject to a recourse agreement with the respective selling health care provider and no allowance for credit loss is required.

After 90 days of non-payment, cardholder receivables are returned to the provider and the related due to provider liability is extinguished. Accordingly, all outstanding cardholder receivables are aged less than 90 days.

NOTE 4ACCOUNTS RECEIVABLE
The following summarizes the components of accounts receivable at December 31, 2024 and 2023:

	2024	2023
Accounts receivable	$1,202	$1,380
Allowance for credit losses	—	—
Accounts receivable, net	$1,202	$1,380

(16)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023
(In thousands, except share and per-share data)

At December 31, 2024 and 2023, management determined an allowance for credit losses was not necessary.

NOTE 5CARDHOLDER RECEIVABLE SECURITIZATION PROGRAM
The Company has a securitization program to sell cardholder receivables to PNC Bank (PNC). Once sold to PNC, the Company has no retained interests in the cardholder receivables and the cardholder receivables sold are derecognized from the Company’s consolidated balance sheets.

Under the program, AccessOne MedCard sells cardholder receivables to AccessOne Funding, a special-purpose entity (SPE), for an amount equal to their face value. The SPE is a VIE for which AccessOne Holdings is the primary beneficiary. The SPE’s sole business consists of the purchase of receivables from AccessOne MedCard and the subsequent sale of cardholder receivables to PNC. Although the SPE is included in the Company’s consolidated financial statements, it is a separate legal entity with separate creditors. AccessOne Funding then sells the cardholder receivables to PNC for an initial cash purchase price (equal to the nominal amount of such receivables) and the right to receive a deferred purchase price (DPP).

The DPP reflects the portion of the purchase price for the cardholder receivables which is not paid in cash. It is a beneficial interest in the sold cardholder receivables and is recognized as part of the sale transaction. The DPP functions as a credit enhancement and is settled from collections of securitized cardholder receivables by the Company. Repayment of the DPP is conditional on the performance of the securitized cardholder receivables.

The cardholder securitization program has a maturity date, after amendments, of February 3, 2026. This program can be renewed with consent from the parties.

The following table summarizes the sold cardholder receivables outstanding balance, net of DPP asset, under the outstanding securitization program as of and for the years ended December 31, 2024 and 2023:

	2024	2023
Sold receivables at the beginning of the year	$167,354	$174,848
Sale of cardholder receivables	183,763	157,152
Cash collections (remitted to PNC)	(163,428)	(164,646)
Sold receivables at the end of the year	$187,689	$167,354

The Company incurs securitization-related costs including deferred costs. Securitization-related costs of $10,668 and $10,717 were included in cost of revenue (excluding depreciation and amortization) in the consolidated statements of operations for the years ended December 31, 2024 and 2023, respectively.

Eligible costs are capitalized and amortized over the term of program. The unamortized balance of the capitalized securitization costs at December 31, 2024 and 2023 was approximately $476 and $827, and is reported in prepaid expenses and other assets on the consolidated balance sheets. The Company included $351 and $604 of expense within cost of revenue (excluding depreciation and amortization) on the consolidated statements of operations for the years ended December 31, 2024 and 2023, respectively.
(17)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023
(In thousands, except share and per-share data)

NOTE 6PROPERTY AND EQUIPMENT, NET
Property and equipment consisted of the following as of December 31, 2024 and 2023:

	2024	2023
Computer equipment	$943	$859
Software	1,787	1,787
Leasehold improvements	1,062	1,073
Furniture and fixtures	345	379
Total	4,137	4,098
Less: Accumulated depreciation	(3,694)	(3,428)
Property and equipment, net	$443	$670

Depreciation expense for the years ended December 31, 2024 and 2023 was approximately $312 and $337, respectively.

NOTE 7INTANGIBLE ASSETS AND GOODWILL
The Company assesses both goodwill and intangible assets for impairment annually as of December 31 or more frequently if events or changes in circumstances indicate the asset might be impaired.

The Company did not record any goodwill impairments during the years ended December 31, 2024 or 2023.

Following is a summary of intangible assets:

	2024	2023
Developed technology	$500	$500
Acquired customer relationships	1,400	1,400
Tradename	150	150
Total	2,050	2,050
Less: Accumulated amortization of developed technology and acquired customer relationships	(1,367)	(683)
Total intangible assets, net	$683	$1,367

Amortization expense for the years ended December 31, 2024 and 2023 was approximately $684 and $683, respectively.

Estimated future amortization expense for intangible assets is as follows:

Year ending December 31,	Amount
2025	$683
Total	$683

As of December 31, 2024, the weighted-average remaining amortization period was 1 year.
(18)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023
(In thousands, except share and per-share data)

NOTE 8REVOLVING LOAN, NET
The Company has a revolving credit agreement with PNC (PNC Agreement) providing for maximum available borrowing capacity on revolving loans of $2,500, including a letter of credit subfacility as of December 31, 2024 and 2023. Amounts borrowed under the PNC Agreement may be repaid and re-borrowed at any time prior to the maturity date of December 31, 2025, at which time all principal and interest are due. The revolving loans are collateralized by all assets of the Company.

The revolving commitment provides for both Secured Overnight Financing Rate (SOFR) and Base Rate loans, and the loan type dictates the interest rate charged on the balance outstanding. Loans may be converted from a SOFR loan to a base rate loan at any time.

Interest on the revolving line of credit is charged monthly, on a variable rate basis, at the rate per annum equal to the daily simple SOFR plus a margin of 4.00% for SOFR loans, or the greater of the Overnight Bank Funding Rate plus 0.5%, or WSJ Prime Rate, or the daily simple SOFR plus 1.00%, plus a margin of 3.00% for Base Rate loans. All loans are subject to an interest rate floor of 0.50%.

The daily simple SOFR is published by the Federal Reserve Bank of New York (4.49% at December 31, 2024) and is subject to adjustments as defined in the agreement, depending on the date the SOFR is computed and the SOFR reserve percentage.The PNC Agreement includes an unused line fee (0.60% at December 31, 2024) of the difference between the commitment and the average daily balance of the revolving loans.

There was no balance outstanding on the PNC Agreement as of December 31, 2024 and 2023.

The PNC Agreement subjects the Company to certain financial and nonfinancial covenants. As of December 31, 2024, the Company was in compliance with the respective financial and nonfinancial covenants.

NOTE 9TERM LOAN, NET
The Company entered into a credit agreement with CCP Agency, LLC (the Comvest loan) for $40,000. Following the initial funds, the Company may request additional term loans (incremental term loans) not to exceed $50,000 in the aggregate.

The revolving commitment provides for both SOFR and Base Rate loans, and the loan type dictates the interest rate charged on the balance outstanding. Loans may be converted from a SOFR loan to a base rate loan at any time.

Interest on the borrowed funds is charged monthly, on a variable basis, at the rate per annum equal to the SOFR plus the applicable margin as defined in the agreement, for SOFR loans, or at the rate per annum equal to the Base Rate plus the applicable margin as defined in the agreement, for Base Rate loans.

The SOFR is published by the Federal Reserve Bank of New York (4.49% and 5.38% at December 31, 2024 and 2023, respectively) and is subject to adjustments as defined in the agreement.

(19)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023
(In thousands, except share and per-share data)

As of December 31, 2024 and 2023, the loan was a SOFR loan and was assessed interest at 10.67% and 12.95% per annum, respectively.

The Company incurred debt issuance costs which are amortized over the term of the loan. Amortization expense totaled approximately $426 and $390 and was reported as interest expense on the consolidated statements of operations for the years ended December 31, 2024 and 2023, respectively.

The loan includes financial covenants including, but not limited to, requiring the Company to maintain minimum liquidity, a minimum Fixed Charge Coverage ratio, a maximum Senior Leverage Ratio, and a maximum Percentage of Recourse Put-Backs. The Company was in compliance with all covenants related to the Credit Agreement as of December 31, 2024.

The balance of term loan, net consisted of the following at December 31:

	2024	2023
Current portion of term loan	$408	$413
Unamortized debt issuance costs	(8)	(13)
Term loan, net	$400	$400

Long-term portion of term loan	$34,665	$35,024
Unamortized debt issuance costs	(669)	(1,074)
Long-term portion of term loan, net	$33,996	$33,950

Beginning September 30, 2021, and on the last day of each fiscal quarter to occur thereafter, the Company must repay $100 of the initial term loan as well as 0.25% of the original principal amount of each such incremental term loan advance. The loan matures on August 20, 2026, at which point the remaining outstanding principal amount of the initial term loan and any incremental term loan advance is due.

Maturities of the term loan, net are as follows at December 31, 2024:

Year ending December 31,
2025	$400
2026	34,673
Total	$35,073

As of December 31, 2024 and 2023, the fair value of debt approximated its unpaid principal amount.

NOTE 10STOCKHOLDERS’ EQUITY
Common Stock
Each holder of Common Stock shall be entitled to one vote equal to the number of shares held.

Series A Preferred Stock
(20)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023
(In thousands, except share and per-share data)

Each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock are convertible. Except as provided for in the certificate of incorporation, holders of preferred stock shall vote together with the holders of Common Stock as a single class on an as-converted basis. Each Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable Common Shares as is determined by dividing the Series A Preferred Original Issue Price by the Preferred A Conversion price (as defined in the most recent Certificate of Incorporation) at the time of conversion. Series A Preferred Stock does not contain any redemption rights or redemption clauses.

Series B Preferred Stock

On May 11, 2018, Holdings issued 54,091 shares of $.0001 par value Series B Preferred Stock at $481.67 per share for an aggregate investment of $26,05.

Each holder of outstanding shares of Series B Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock are convertible. Except as provided for in the certificate of incorporation, holders of preferred stock shall vote together with the holders of Common Stock as a single class on an as-converted basis.

Each Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable Common Shares as is determined by dividing the Series B Preferred Original Issue Price by the Preferred B Conversion price (as defined in the most recent Certificate of Incorporation) at the time of conversion. Series B Preferred Stock does not contain any redemption rights or redemption clauses.

Series C Preferred Stock
On December 14, 2021, the Company issued 5,641 shares of $0.0001 par value Series C Preferred Stock at $1,063.71 per share for an aggregate equity investment of $6,000.

Each holder of outstanding shares of Series C Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series C Preferred Stock are convertible. Except as provided for in the certificate of incorporation, holders of preferred stock shall vote together with the holders of Common Stock as a single class on an as-converted basis.

Each Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable Common Shares as is determined by dividing the Series C Preferred Original Issue Price by the Preferred C Conversion price (as defined in the most recent Certificate of Incorporation) at the time of conversion. Series C Preferred Stock does not contain any redemption rights or redemption clauses.

Dividends
(21)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023
(In thousands, except share and per-share data)

The Company shall not declare, pay, or set aside any dividends on the Common Stock unless the holders of Series A Preferred Stock, Series B Preferred Stock first and Series C Preferred Stock (collectively, the Preferred Stockholders) receive, or simultaneously receive, a dividend on each outstanding preferred share in an amount at least equal to that dividend per preferred share as would be received upon conversion to Common Stock.

Liquidation Preference
Upon any liquidation, dissolution, or winding up of the Company, the holders of Series A Preferred Stock are entitled to a distribution in an amount equal to the original purchase price of their shares totaling approximately $19,048.

Second, after payment of the original purchase price to Series A Preferred Stockholders, the holders of Series B Preferred Stock are entitled to a distribution in an amount equal to 80.90% of the original purchase price of their shares totaling approximately $19,999.

Third, after payment of the original purchase price to Series A Preferred Stockholders and 80.90% of the original purchase price to Series B Preferred Stock, the holders of Series C Preferred Stock are entitled to a distribution in an amount equal to the original purchase price of their shares totaling approximately $6,000.

If upon any liquidation, dissolution, or winding up of the Company, the distributable assets are not sufficient to pay in full the aforementioned preferred liquidation amounts for all Preferred Stockholders, the entire distributable assets shall be distributed proportionately to all Preferred Stockholders.

Third, after payment to Preferred Stockholders, all remaining distributable assets shall be distributed among the holders of Preferred Stock and Common Stockholders on a ratable basis, based on number of shares held by each such holder as if Preferred Stock had been converted to Common Stock immediately prior to such liquidation event.

Lastly, if a liquidation event results in the Preferred Stockholders being entitled to receive an amount in excess of three times the original purchase, each Preferred Stockholder shall also be entitled to receive the greater of (1) three times the original purchase price and (2) the amount such holder would have received if all Series A Preferred Stock had been converted into shares of Common Stock immediately prior to such liquidation event.

Warrants to Purchase Common Stock
The Company previously issued 7,030 warrants to purchase Common Stock in connection with a previous promissory note, which are outstanding and unexercised at December 31, 2024. The warrants were valued and considered fully vested on the date of issuance during 2017 and may be exercised in whole or in part, at any time, and from time to time until fully exercised, at the election of the holder at an exercise price of $1.00.

The warrants expire at the earlier of the (a) tenth anniversary of the grant date on March 2, 2027, (b) liquidation event, and/or (c) immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act covering the offering and sale of the Company’s Common Stock.

NOTE 11STOCK INCENTIVE PLAN
(22)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023
(In thousands, except share and per-share data)

The AccessOne Holdings, Inc. Stock Incentive Plan (the Plan) permits the Company to grant to employees, directors, and contractors Common Stock options (Awarded Options). A maximum of 17,739 shares of Common Stock were reserved to be granted under the Plan as of December 31, 2024. After the formation of AccessOne Parent Holdings, the Plan and previously awarded options were transferred to the new entity.

A summary of the Plan’s activity is as follows:

				Weighted
			Weighted	Average
			Average	Remaining
	Options		Exercise	Contractual
	Available	Outstanding	Price	Term

Balance - December 31, 2022	5,177	12,562	$486.35	4.2
Granted	(900)	900	750.00	—
Exercised	129	(129)	139.13	—
Cancelled	1,882	(1,882)	649.93	—
Balance - December 31, 2023	6,288	11,451	476.28	2.7
Granted	(3,200)	3,200	272.10	—
Exercised	29	(29)	254.68	—
Cancelled	1,846	(1,846)	734.08	—
Balance - December 31, 2024	4,963	12,776	$215.09	1.7

Exercisable - December 31, 2024		7,710	$215.09	1.7

During the year ended December 31, 2024, the Company modified the exercise price for 20 employees’ options granted between 2021 and 2023. The modification, which reduced the exercise price to $272.10, resulted in approximately $146 in additional compensation expense during the year ended December 31, 2024. The Company anticipates recognizing an additional $66 in compensation expense from the modification between 2025 and 2027.

The awarded options generally vest over a two-year to four-year period of service with the Company or upon meeting certain performance metrics, as defined. The Company recognized stock incentive compensation expense of approximately $564 and $227 for the years ended December 31, 2024 and 2023, respectively.

The awarded options are subject to forfeiture until vested. If employment is terminated before vesting occurs, whether voluntarily or involuntarily, the awarded options shall be forfeited immediately. Any awarded options vested at the time of termination shall continue to be subject to such restrictions as may apply under the terms of the Plan, and individual award agreement and/or the 2016 Stock Incentive Plan agreement as amended through September 19, 2022. The Company has the right to repurchase vested options from option holders upon separation from the Company.

(23)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023
(In thousands, except share and per-share data)

The weighted-average fair value of options granted and the weighted-average assumptions utilized in the Black-Scholes option-pricing model are noted in the following table:

	2024	2023
Weighted-average fair value of options granted	$272.10	$295.88
Risk free interest rate	4.48%	3.88%
Expected term (in years)	7	7
Expected volatility	45%	40%
Dividend yield	—%	—%

The Company calculates its volatility index based on the Company’s trending average over the expected term of the option. The risk-free interest rates for periods within the expected term of the awards are based on the U.S. Treasury yield curve in effect at the time of the grant. The expected term of Awarded Options granted represents the weighted average period that the stock options are expected to remain outstanding. The Company does not have sufficient historical exercise data. Accordingly, the expected term of stock options was estimated using the simplified method, which calculates expected term as the midpoint between the vesting period and the contractual term. The Company currently has no history or expectation of paying cash dividends on its Common Stock.

At December 31, 2024, the Company had unrecognized stock option expense of approximately $496 that will be recognized ratably through 2028.

NOTE 12LEASES
The Company leases office spaces under operating lease agreements that expire at various dates through 2028. The following tables provides quantitative information concerning the Company’s leases for the year ended December 31:

	2024	2023
Lease costs(1):
Operating lease cost	$628	$806
Finance lease cost	12	12

Other information:
Weighted-average remaining lease term:
Operating leases	3.4 Years	4.3 Years
Finance leases	2.4 Years	3.4 Years
Weighted-average discount rate:
Operating leases	7.66%	7.66%
Finance leases	7.66%	7.66%
(1) Variable lease cost and short-term lease cost are not significant.

Other supplemental cash flow information related to operating leases for the years ended December 31 is as follows:
(24)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023
(In thousands, except share and per-share data)

	2024	2023
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$751	$918
ROU assets obtained in exchange for new operating lease liabilities	—	—

A maturity analysis of annual discounted cash flows for lease liabilities as of December 31, 2024, is as follows:

	Operating	Finance
Year ending December 31,	Leases	Leases
2025	$673	$12
2026	692	12
2027	711	—
2028	354	—
Total lease payments	2,430	24
Less: Interest	(299)	(1)
Present value of lease liabilities	$2,131	$23

During the year ended December 31, 2024, the Company executed a sublease agreement that continues through the term of the master lease ending June 30, 2028. The agreement did not relieve the Company of its primary obligations under the master lease. During the year ended December 31, 2024, the Company recognized approximately $194 in sublease income. The sublease comprises substantially all the Company’s future operating lease obligations through 2028.

NOTE 13EMPLOYEE BENEFITS
Retirement Plan
The Company has an employee 401(k) plan, which allows eligible employees to defer a portion of the income through plan contributions. The Company may make discretionary matching contributions. The Company made a matching contribution of approximately $312 and $332 for the years ended December 31, 2024 and 2023, respectively.

NOTE 14INCOME TAXES
The income tax expense consists of the following for the years ended December 31:
(25)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023
(In thousands, except share and per-share data)

	2024	2023
Current:
Federal	$923	$1,296
State	180	194
Total	1,103	1,490
Deferred:
Federal	(685)	1,510
State	164	189
Total	(521)	1,699
Total income tax expense	$582	$3,189

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

A reconciliation of the statutory U.S. federal income tax rate to the Company’s effective tax rate is as follows for the years ended December 31:

	2024	2023

Federal income tax benefit at statutory rate	21.0%	21.0%
State and local tax, net of federal benefit	3.1%	3.1%
Change in tax rates	(1.2)%	(4.6)%
Permanent differences	0.1%	1.1%
Tax credits	(1.4)%	—%
Federal and state deferred tax adjustments	(0.4)%	780.6%
Return to provision adjustment	(10.6)%	70.1%
Effective income tax rate	10.6%	871.3%

Significant components of the Company’s net deferred tax assets and liabilities are as follows as of December 31:
(26)

ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023
(In thousands, except share and per-share data)

	2024	2023
Deferred tax assets:
Section 174 Costs	$1,381	$1,355
Business interest expense	914	493
Lease liabilities	534	765
Share-based compensation	355	290
Net operating loss carryforward	215	252
Other	189	193
Total deferred tax assets	3,588	3,348

Deferred tax liabilities:
Goodwill	(2,732)	(2,566)
ROU asset	(398)	(599)
Other	(170)	(351)
Total deferred tax liabilities	(3,300)	(3,516)
Deferred tax asset (liability), net	$288	$(168)

The Company had state and federal net operating loss carryovers of approximately $1,257 and $2,854 as of December 31, 2024 and 2023, respectively. State net operating loss carryover are subject to limitations by state. The federal net operating loss carryovers do not expire.

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal, state, and foreign jurisdictions, where applicable. The Company’s tax years are still open from 2021 to present and, to the extent utilized in future years' tax returns, net operating loss carryforwards at December 31, 2024 will remain subject to examination until the respective tax year is closed.

NOTE 15COMMITMENTS AND CONTINGENCIES
The Company’s contractual commitments consist of operating lease liabilities for office space that are included in the condensed consolidated balance sheets.

From time to time, the Company could be subject to legal proceedings arising in the normal course of its business activities. Depending on the nature and timing of any such dispute, an unfavorable resolution of a matter could materially affect the Company’s future results of operations, cash flows or financial position. The Company records a liability for legal matters if and when such liability is probable and reasonably estimable. As of December 31, 2024 and 2023, the Company did not have any material recorded liabilities related to legal matters nor did the Company have any exposure to a reasonably possible material contingency.

NOTE 16SUBSEQUENT EVENTS
On November 12, 2025, the Company sold 100% of its equity to Phreesia, Inc. for a base purchase price of $160,000, as defined in the agreement. The consideration transferred consisted entirely of cash. The Company’s short-term and long-term debt were repaid in connection with the acquisition.
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ACCESSONE PARENT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024 AND 2023
(In thousands, except share and per-share data)

On September 23, 2025, the Company amended the PNC Agreement to extend its revolving credit agreement through December 31, 2025, at substantially the same terms. The PNC Agreement was terminated in connection with the acquisition.
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